UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 3, 2010 (December 2, 2010)

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer Identification No.)
incorporation or organization)

4211 W. Boy Scout Boulevard

Tampa, Florida 33607

(813) 871-4811

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 2, 2010, Walter Energy, Inc. (the “Company”) entered into an Arrangement Agreement (the “Arrangement Agreement”), by and among the Company and Western Coal Corp. (“Western Coal”), whereby the Company will acquire all of the outstanding common shares of Western Coal.  The transaction will be implemented by way of a court-approved plan of arrangement under British Columbia law (the “Plan of Arrangement”).

Under the terms of the Plan of Arrangement, each common share of Western Coal will be transferred to the Company for the right to receive, at the holder’s election, CAD$11.50 in cash, 0.114 of a share of Company common stock or some combination thereof, subject to pro-ration if the total cash elections exceed 70% of the aggregate transaction consideration to be paid or total share elections exceed 30% of the aggregate transaction consideration.  The exchange ratio is based on a Company share price of US$99.35, which is equal to the 20-day volume weighted average closing price as of December 1, 2010.  The Board of Directors of the Company and Western Coal have each unanimously approved the Arrangement Agreement and Western Coal’s Board of Directors will recommend that Western Coal shareholders vote in favor of the Arrangement Agreement.  The Plan of Arrangement is expected to be consummated in the second quarter of 2011.

The Company and Western Coal have made customary representations and warranties and covenants in the Arrangement Agreement, including covenants that (i) each party will use commercially reasonable efforts to cause the transaction to be consummated and (ii) Western Coal may not solicit alternative transactions.

The consummation of the transaction is subject to certain customary closing conditions including, among other things, (i) receipt of Canadian court approval and the affirmative vote of (A) at least two-thirds of the votes cast by holders of Western Coal common shares and (B) a simple majority of the votes cast by holders of Western Coal common shares, other than the Company, its directors and senior officers and any other “related parties”, “interested parties” and “joint actors”, (ii) the expiration or earlier termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the Investment Canada Act and (iii) the absence of injunctions or restraints imposed by governmental entities.

The Arrangement Agreement contains certain customary termination rights for both the Company and Walter Coal, including a termination right for either party if the transaction is not consummated by June 30, 2011.  In addition, upon termination of the Arrangement Agreement under specified circumstances, including a change in the recommendation of the Western Coal board of directors, Western Coal will owe the Company a cash termination fee equal to CAD$99 million.

Concurrently, and in connection with entering into the Arrangement Agreement, the Company entered into a debt commitment letter (the “Debt Commitment Letter”) with Morgan Stanley Funding, Inc., The Bank of Nova Scotia and Credit Agricole Corporate and Investment Bank (collectively, the “Lenders”) pursuant to which, subject to the conditions set forth therein, the Lenders are committed to providing the Company with $2,725 million of senior secured credit facilities, the proceeds of which will be used (i) to fund the cash consideration for the transaction, (ii) to pay certain fees and expenses in connection with the transaction, (iii) to refinance all existing indebtedness of the Company and Western Coal and their respective subsidiaries and (iv) to provide for the ongoing working capital of the Company and its subsidiaries.

The foregoing summary of the Arrangement Agreement and the Debt Commitment Letter and the transactions contemplated thereby does not purport to be complete.  Additionally, the foregoing summary of the Arrangement Agreement is subject to, and qualified in its entirety by, the full text of the Arrangement Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference, and the foregoing summary of the Debt Commitment Letter is subject to, and qualified in its entirety by, the full text of the Debt Commitment Letter, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 3.02               Unregistered Sale of Equity Securities.

As described in Item 1.01 of this report, the Company has agreed in the Arrangement Agreement that, if the Plan of Arrangement becomes effective and its acquisition of the outstanding common shares of Western Coal is thereby completed, the Company will issue to the Western Coal shareholders up to approximately nine million shares of the Company’s common stock as part of the consideration in exchange for all of the outstanding Western Coal shares. If issued, such Company shares will represent approximately 14% of the total number of common shares of the Company which are now outstanding.

Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), exempts from the registration requirements under that Act the issuance and exchange of securities which have been approved, after a hearing upon the fairness of the terms and conditions on which all persons to whom it is proposed the securities will be issued shall have the right to appear, by any court expressly authorized by law to grant such approval.  Under the Arrangement Agreement, Western Coal will submit the Plan of Arrangement to the British Columbia Supreme Court (the “Court”) for interim order permitting notice to all persons to which the Company shares will potentially be issuable. Following the requisite approval by the Western Coal shareholders and a hearing at which such persons will have the right to appear, Western Coal will seek a final order from the Court as to the fairness of the Plan of Arrangement. Such final order is a condition to the consummation of the Plan of Arrangement and the issuance of the Company shares. The Company therefore anticipates that, if the Plan of Arrangement becomes effective under the terms and conditions described in the Arrangement Agreement (including the receipt of such final order from the Court), the issuance of up to approximately nine million Company shares to the Western Coal shareholders will be exempt from the registration requirements under the Securities Act pursuant to Section 3(a)(10) thereof.

Item 7.01               Regulation FD Disclosure

On December 3, 2010, representatives of the Company and Western Coal held an investor presentation which was webcast to discuss the transaction. The Company is furnishing the slide presentation, which it used at its teleconference and webcast on December 3, 2010, and which it may use from time to time in presentations related to the transaction. The slides are “furnished” pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the registrant specifically incorporates them by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.  By filing this Form 8-K and furnishing this information, the registrant makes no admission as to the materiality of the information included in the slides. The registrant undertakes no duty or obligation to publicly update or revise the information included in the slides, although it may do so from time to time as the Company’s management believes is warranted. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosure. The Company will make copies of the slides available for viewing at www.walterenergy.com, although the Company reserves the right to discontinue that availability at any time.  A copy of the investor presentation is attached hereto as Exhibit 99.1

Item 8.01               Other Events.

On December 2, 2010, the Company issued a press release announcing the execution of the Arrangement Agreement.  A copy of the press release is attached hereto as Exhibit 99.2.

The information provided pursuant to this Item 8.01, including Exhibit 99.2 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Forward-Looking Statements

This report contains, in addition to statements of historical fact, certain forward-looking statements. These forward-looking statements relate to, among other things, the Plan of Arrangement and the combined company and involve risks and uncertainties.  Actual results could differ from those currently anticipated due to a number of factors. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. There can be no assurance as to the timing of the closing of any of the transactions discussed above, or whether they will close at all. Investors and security holders may obtain free copies of documents filed by the Company with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by the Company at www.walterenergy.com. The Company does not assume any responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

No Offer or Solicitation.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Arrangement Agreement, dated as of December 2, 2010, between the Company and Western Coal

10.1	Debt Commitment Letter, dated as of December 2, 2010, from Morgan Stanley Funding, Inc., The Bank of Nova Scotia and Credit Agricole Corporate and Investment Bank

99.1	Presentation Materials dated December 3, 2010

99.2	Press Release of Walter Energy, Inc. dated December 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: December 3, 2010	By:	/s/ Catherine C. Bona
Catherine C. Bona, Vice President
interim General Counsel and Secretary